                                                                       Exhibit 2


                             JOINT FILING AGREEMENT


      Phelps Dodge Overseas Capital Corporation ("Phelps Dodge Overseas"), Climax Molybdenum B.V. ("Climax"), and Phelps Dodge Corporation ("PDC") hereby agree that the Amendment No. 1 to Schedule 13D to which this Joint Filing Agreement is attached as an exhibit is filed with the Securities and Exchange Commission on behalf of each of Phelps Dodge Overseas, Climax and PDC.


      IN WITNESS WHEREOF, the parties have signed this Joint Filing Agreement as of the 29th day of December, 2004.


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                                    PHELPS DODGE OVERSEAS CAPITAL
                                    CORPORATION


                                    By:    /s/  S. David Colton
                                        -------------------------------------
                                        Name:   S. David Colton
                                        Title:  Senior Vice President,
                                                General Counsel and Secretary


                                    CLIMAX MOLYBDENUM B.V.


                                    By:    /s/  David H. Thornton
                                        -------------------------------------
                                        Name:   David H. Thornton
                                        Title:  Director


                                    PHELPS DODGE CORPORATION


                                    By:    /s/  S. David Colton
                                        -------------------------------------
                                        Name:   S. David Colton
                                        Title:  Senior Vice President and
                                                General Counsel

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